UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2016

Carmike Cinemas, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14993	58-1469127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 First Avenue, Columbus, Georgia	31901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 576-3400

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 8, 2016, AMC Entertainment Holdings, Inc. (“AMC”) and Carmike Cinemas, Inc. (“Carmike”) issued a joint press release announcing that (i) the election deadline for holders of Carmike common stock to elect the form of consideration they wish to receive in connection with the merger of Carmike with and into an indirect wholly owned subsidiary of AMC is 5:00 p.m. Eastern Time, on December 14, 2016 and (ii) the election deadline for holders of Carmike common stock acquired pursuant to Carmike’s Employee Stock Purchase Plan and/or held in a Carmike managed brokerage account and holders of Carmike equity awards is 5:00 p.m. Eastern Time, on December 9, 2016. If either deadline is extended, AMC and Carmike will issue a joint press release, file a Current Report on Form 8-K with the Securities and Exchange Commission announcing the new election deadlines, and publish the new deadlines on their websites. A copy of that press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Joint Press Release of AMC Entertainment Holdings, Inc. and Carmike Cinemas, Inc., dated December 8, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.

Date: December 8, 2016	By:	/s/ Daniel E. Ellis
Daniel E. Ellis
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Joint Press Release of AMC Entertainment Holdings, Inc. and Carmike Cinemas, Inc., dated December 8, 2016